Exhibit 99.1

Media Contacts:
Michael D. Porcelain, Senior Vice President and Chief Financial Officer
(631) 962-7000
Info@comtechtel.com

COMTECH TELECOMMUNICATIONS CORP. ANNOUNCES
RESULTS FOR THE SECOND QUARTER OF FISCAL 2014 AND
PROVIDES UPDATED FISCAL 2014 GUIDANCE

Melville, New York – March 6, 2014 – Comtech Telecommunications Corp. (NASDAQ: CMTL) today reported its operating results for the three and six months ended January 31, 2014.

Net sales for the second quarter of fiscal 2014 were $85.5 million compared to $74.6 million for the second quarter of fiscal 2013. The period-over-period increase reflects higher sales in the Company's telecommunications transmission and RF microwave amplifiers segments, partially offset by lower sales in its mobile data communications segment. GAAP net income was $6.0 million, or $0.32 per diluted share, for the second quarter of fiscal 2014 as compared to $2.4 million, or $0.14 per diluted share, for the second quarter of fiscal 2013.

Net sales for the six months ended January 31, 2014 were $168.9 million compared to $165.5 million for the six months ended January 31, 2013. GAAP net income was $11.3 million, or $0.60 per diluted share, for the six months ended January 31, 2014 as compared to $9.8 million, or $0.51 per diluted share, for the six months ended January 31, 2013.

Based on the Company's year-to-date results and anticipated second half performance, the Company is maintaining its fiscal 2014 revenue guidance, which is expected to range from $325.0 million to $345.0 million, and its adjusted EBITDA guidance, which is expected to be in the range of $55.0 million to $59.0 million. As a result of stock repurchases, the Company is increasing its GAAP diluted earnings per share guidance to a range of $1.14 to $1.26.

In commenting on the Company's performance and updated fiscal 2014 business outlook, Fred Kornberg, President and Chief Executive Officer, stated, “Although market conditions are difficult, we are pleased with our solid financial performance through the second quarter of fiscal 2014.”

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Selected Fiscal 2014 Second Quarter Financial Metrics and Other Items

•	Backlog as of January 31, 2014 was $168.0 million compared to $182.8 million as of October 31, 2013.

•
Total bookings for the three and six months ended January 31, 2014 were $70.7 million and $147.2 million, respectively, compared to $67.7 million and $138.0 million for the three and six months ended January 31, 2013, respectively.

•
Adjusted EBITDA was $15.5 million and $29.8 million for the three and six months ended January 31, 2014, respectively, as compared to $10.1 million and $28.6 million for the three and six months ended January 31, 2013, respectively. Adjusted EBITDA is a Non-GAAP financial measure and is defined in the below table.

•
The Company's effective income tax rate for the three months ended January 31, 2014 was 36.4%. The Company’s effective income tax rate for the twelve months ending July 31, 2014 is expected to approximate 36.5%, excluding any discrete tax adjustments.

•	At January 31, 2014, the Company had $318.0 million of cash and cash equivalents.

•
During the three months ended January 31, 2014, the Company repurchased 811,239 shares of its common stock in open-market transactions with an average price per share of $31.46 and at an aggregate cost of $25.5 million (including transaction costs). Since establishing the Company’s first repurchase program on September 23, 2010, the Company has repurchased a total of 13,684,892 shares of common stock for approximately $406.1 million (including transaction costs), including 351,336 shares of common stock at an aggregate cost of approximately $11.0 million (including transaction costs) repurchased during the period February 1, 2014 through March 5, 2014. The Company can make additional repurchases of up to approximately $44.0 million pursuant to its existing $100.0 million stock repurchase program.

•
GAAP diluted earnings per share guidance for fiscal 2014 assumes that the Company's 3.0% convertible senior notes will be redeemed or repurchased by the Company for cash in May 2014 (the Company's fourth quarter of fiscal 2014). If the 3.0% convertible senior notes are converted into common stock in May 2014, the Company's GAAP diluted earnings per share guidance for fiscal 2014 would be reduced by approximately $0.08 to reflect the issuance of additional shares of common stock. The Company's 3.0% convertible senior notes are reflected as a current liability in its condensed consolidated balance sheet at January 31, 2014.

•
Additional information about the Company’s updated fiscal 2014 guidance is included in the Company’s second quarter investor presentation which is located on the Company’s website at www.comtechtel.com.

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Conference Call
The Company has scheduled an investor conference call for 8:30 AM (ET) on Friday, March 7, 2014. Investors and the public are invited to access a live webcast of the conference call from the Investor Relations section of the Comtech web site at www.comtechtel.com. Alternatively, investors can access the conference call by dialing (866) 952-1906 (domestic), or (785) 424-1825 (international) and using the conference I.D. of “Comtech.” A replay of the conference call will be available for seven days by dialing (800) 757-4768 or (402) 220-7227. In addition, an updated investor presentation, including earnings guidance, is available on the Company’s web site.

About Comtech
Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. The Company believes many of its solutions play a vital role in providing or enhancing communication capabilities when terrestrial communications infrastructure is unavailable, inefficient or too expensive. The Company conducts business through three complementary segments: telecommunications transmission, RF microwave amplifiers and mobile data communications. The Company sells products to a diverse customer base in the global commercial and government communications markets. The Company believes it is a market leader in the market segments that it serves.

Cautionary Statement Regarding Forward-Looking Statements
Certain information in this press release contains forward-looking statements, including but not limited to, information relating to the Company's future performance and financial condition, plans and objectives of the Company's management and the Company's assumptions regarding such future performance, financial condition, and plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under the Company's control which may cause its actual results, future performance and financial condition, and achievement of plans and objectives of the Company's management to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include the nature and timing of receipt of, and the Company's performance on, new or existing orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; adjustments to gross profits on long-term contracts; risks associated with international sales; rapid technological change; evolving industry standards; new product announcements and enhancements; changing customer demands; changes in prevailing economic and political conditions; risks associated with the Company's legal proceedings and other matters; risks associated with certain U.S. government investigations; risks associated with the Company's BFT-1 contracts and the post-award audit of its original BFT-1 contract; risks associated with the Company's obligations under its revolving credit facility; and other factors described in the Company's filings with the Securities and Exchange Commission.

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended January 31,		Six months ended January 31,
	2014	2013	2014	2013

Net sales	$85,499,000	74,577,000	168,867,000	165,530,000
Cost of sales	48,130,000	42,337,000	95,120,000	91,487,000
Gross profit	37,369,000	32,240,000	73,747,000	74,043,000

Expenses:
Selling, general and administrative	16,349,000	15,433,000	32,547,000	32,243,000
Research and development	8,266,000	9,278,000	16,765,000	19,327,000
Amortization of intangibles	1,582,000	1,582,000	3,164,000	3,164,000
	26,197,000	26,293,000	52,476,000	54,734,000

Operating income	11,172,000	5,947,000	21,271,000	19,309,000

Other expenses (income):
Interest expense	1,998,000	2,030,000	4,016,000	4,141,000
Interest income and other	(228,000)	(315,000)	(501,000)	(591,000)

Income before provision for income taxes	9,402,000	4,232,000	17,756,000	15,759,000
Provision for income taxes	3,419,000	1,867,000	6,468,000	5,959,000

Net income	$5,983,000	2,365,000	11,288,000	9,800,000

Net income per share:
Basic	$0.37	0.14	0.70	0.57
Diluted	$0.32	0.14	0.60	0.51

Weighted average number of common shares outstanding – basic	15,970,000	17,300,000	16,212,000	17,340,000

Weighted average number of common and common equivalent shares outstanding – diluted	22,487,000	17,401,000	22,552,000	23,394,000

Dividends declared per issued and outstanding common share as of the applicable dividend record date	$0.30	0.275	0.575	0.55

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	January 31, 2014	July 31, 2013
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$317,993,000	356,642,000
Accounts receivable, net	56,879,000	49,915,000
Inventories, net	70,095,000	65,482,000
Prepaid expenses and other current assets	11,846,000	7,428,000
Deferred tax asset, net	10,030,000	10,184,000
Total current assets	466,843,000	489,651,000

Property, plant and equipment, net	20,332,000	20,333,000
Goodwill	137,354,000	137,354,000
Intangibles with finite lives, net	29,341,000	32,505,000
Deferred financing costs, net	471,000	1,093,000
Other assets, net	873,000	879,000
Total assets	$655,214,000	681,815,000

Liabilities and Stockholders’ Equity
Current liabilities:
Convertible senior notes, current	$200,000,000	200,000,000
Accounts payable	18,600,000	18,390,000
Accrued expenses and other current liabilities	25,926,000	29,892,000
Dividends payable	4,731,000	4,531,000
Customer advances and deposits	15,337,000	14,749,000
Interest payable	1,529,000	1,529,000
Total current liabilities	266,123,000	269,091,000

Other liabilities	4,161,000	3,958,000
Income taxes payable	3,162,000	2,963,000
Deferred tax liability, net	1,823,000	1,741,000
Total liabilities	275,269,000	277,753,000
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $.10 per share; shares authorized and unissued 2,000,000	—	—
Common stock, par value $.10 per share; authorized 100,000,000 shares; issued 29,186,440 shares and 29,066,792 shares at January 31, 2014 and July 31, 2013, respectively	2,919,000	2,907,000
Additional paid-in capital	366,889,000	363,888,000
Retained earnings	405,375,000	403,398,000
	775,183,000	770,193,000
Less:
Treasury stock, at cost (13,544,493 shares and 12,608,501 shares at January 31, 2014 and July 31, 2013, respectively)	(395,238,000)	(366,131,000)
Total stockholders’ equity	379,945,000	404,062,000
Total liabilities and stockholders’ equity	$655,214,000	681,815,000

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

	Three months ended January 31,		Six months ended January 31,
	2014	2013	2014	2013

Reconciliation of GAAP Net Income to Adjusted EBITDA(1):
GAAP net income	$5,983,000	2,365,000	11,288,000	9,800,000
Income taxes	3,419,000	1,867,000	6,468,000	5,959,000
Net interest expense and other	1,770,000	1,715,000	3,515,000	3,550,000
Amortization of stock-based compensation	1,069,000	806,000	2,016,000	1,551,000
Depreciation and other amortization	3,255,000	3,576,000	6,547,000	7,183,000
Restructuring charges related to the wind-down of microsatellite product line	—	(253,000)	—	569,000
Adjusted EBITDA	$15,496,000	10,076,000	29,834,000	28,612,000

(1)
Represents earnings before interest, income taxes, depreciation and amortization of intangibles and stock-based compensation and restructuring charges related to the wind-down of the microsatellite product line of the Company’s mobile data communications segment. Adjusted EBITDA is a non-GAAP operating metric used by management in assessing the Company’s operating results. The Company’s definition of Adjusted EBITDA may differ from the definition of EBITDA used by other companies and may not be comparable to similarly titled measures used by other companies. Adjusted EBITDA is also a measure frequently requested by the Company’s investors and analysts. The Company believes that investors and analysts may use Adjusted EBITDA, along with other information contained in its SEC filings, in assessing its ability to generate cash flow and service debt.

ECMTL
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